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                                                                      EXHIBIT 99

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
           AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                             SAMUELS JEWELERS, INC.

         Each of the undersigned, as the Chief Executive Officer and the Vice President-Finance, respectively, of Samuels Jewelers, Inc. (the "Company") certify, pursuant to 18 U.S.C. Section 1350, that to their respective knowledge:

1. the accompanying Quarterly Report on Form 10-Q for the quarterly period ended March 1, 2003 as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 15, 2003



                                   /s/ Randy N. McCullough
                                 -----------------------------------------------

                                 Randy N. McCullough
                                 Chief Executive Officer, Samuels Jewelers, Inc.


                                   /s/ Robert J. Herman
                                 -----------------------------------------------

                                 Robert J. Herman
                                 Vice President-Finance, Samuels Jewelers, Inc.


The above certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.


A signed original of this written statement required by Section 906 has been provided to Samuels Jewelers, Inc. and will be retained by Samuels Jewelers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.